UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2025

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 14, 2025, PAVmed Inc. (the “Company”) received a notification letter from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company had regained compliance with the Nasdaq continued listing standard under Nasdaq Listing Rule 5550(b)(1), which requires, among other things, that the Company maintain at least $2.5 million in stockholders’ equity.

As previously disclosed, on March 7, 2024, the Company received a notice from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through March 6, 2024), the market value of the Company’s listed securities had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). The Company did not regain compliance with the rule during the time period originally allotted under Nasdaq rules. Accordingly, the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”), which took place on October 29, 2024. On November 8, 2024, the Panel granted the Company an extension, until January 31, 2025, to regain compliance with the Nasdaq continued listing standards under Nasdaq Listing Rule 5550(b)(1), in lieu of Nasdaq Listing Rule 5550(b)(2).

The Company achieved compliance through (1) the exchange of secured convertible notes with a principal amount outstanding of $22,347,543 for shares of Series C convertible preferred stock, par value $0.001 (the “Series C Preferred Stock”), which was consummated on January 17, 2025, (2) the issuance of shares of Series C Preferred Stock for an aggregate purchase price of $2.653 million, which was consummated on January 24, 2025, and (3) a reduction in operating expenses as a result of the Company’s completed deconsolidation of Lucid Diagnostics Inc. from its balance sheet, each of which transactions was previously disclosed. As a result, the Company met the terms of the Panel’s decision.

The notification letter further stated that, in application of Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a customary Mandatory Panel Monitor for a period of one year from the date of the notification letter (until February 14, 2026). If, within that one-year monitoring period, the Company is again out of compliance with Nasdaq Listing Rule 5550(b)(1), the Company will not be permitted to provide the Nasdaq staff with a plan of compliance with respect to that deficiency and the Nasdaq staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded the automatic cure or compliance period that might otherwise apply. Instead, the Nasdaq staff will issue a delisting letter, and the Company will have an opportunity to request a new hearing with the same or a new Panel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2025	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer